EXHIBIT 10.1
November, 2005
ANADARKO PETROLEUM CORPORATION
1998 DIRECTOR STOCK PLAN
STOCK OPTION AGREEMENT
1. To the extent that the right to purchase shares has accrued hereunder, the Options, or any part thereof, may be exercised by giving written notice of exercise to the Corporate Secretary of the Company specifying the number of shares to be purchased and the method of purchase. If Anadarko Common Stock is used to exercise the Options, the fair market value of such Common Stock shall be the mean of the high and low prices of shares of Common Stock of the Company traded on the date of exercise as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System. Date of exercise shall be deemed to be the date set forth on the notice of exercise. Such exercise shall be subject to payment and such approval as may be required under policies and procedures established by the Committee designated by the Board of Directors of the Company to administer and interpret the Plan (the “Committee”). No shares shall be issued or delivered until full payment therefor has been made.
2. The Options may not be exercised unless the Director is at the time of such exercise a director of the Company and shall have been continuously a director of the Company, since the date of this Agreement; provided, however, that the Options shall be exercisable following the termination or expiration of the Director’s position as a director of the Company during the term of the Options as follows:
          (i) Retirement or Disability. If the Director shall cease to be a director of the Company by reason of (a) Retirement (as defined below) or (b) disability within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), the Director (or, in the event of Director’s death, the Director’s legal representative) may, within a period of not more than twenty-four (24) months after such cessation, exercise the Option if and to the extent it was exercisable on the date of such cessation. In no event may the Options be exercised more than ten (10) years from the date of grant. “Retirement” for purposes hereof is defined as (i) 10 years of service as a director of the Company (ii) attainment of age 55 and five years service as a director of the Company, or (iii) attainment of age 65.
          (ii) Death of Director. In the event of the death of the Director while a director of the Company, any Option granted to the Director shall vest and be immediately exercisable with respect to all or any part of the shares as to which such Option remains unexercised by the Director’s legal representative or other person or persons to whom the Director’s rights under the Option shall pass by the Director’s will or the laws of descent and distribution, but only before the expiration of ten (10) years from the date of grant or of the twelve (12) month period after the Director’s death, whichever event first occurs.

          (iii) Resignation from the Board of Directors. If the Director resigns from the Company’s Board of Directors, the Director (or, in the event of the Director’s death, the Director’s legal representative) may, within a period of not more than three (3) months after the effective date of such resignation, exercise the Options if and to the extent they were exercisable at the date of such resignation. In no event may the Options be exercised more than ten (10) years from the date of grant.
     Section 2(ii) of this Agreement shall not apply if a Director is removed from the Company’s Board of Directors pursuant to Section 3.1 of the Company’s By-laws.
3. The Options granted hereunder are not transferable by the Director otherwise than by will or the laws of descent and distribution and are exercisable, during the Director’s lifetime, only by the Director. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Options, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Options or any right or privilege conferred hereby, the Options and the right and privilege conferred hereby shall immediately become null and void.
4. The Company may, at any time, in its sole discretion and with or without cause, cancel the Options, in whole or in part, to the extent they have not become exercisable at the time of such action.
5. The Director shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Options prior to the date of issuance to the Director of a certificate or certificates for such shares.
6. By accepting the Options, the Director agrees for himself or herself and his or her legal representative that any and all shares of Common Stock purchased upon the exercise of either Option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and that each notice of the exercise of any portion of the Options shall be accompanied by a representation and agreement in writing signed by the Director or the Director’s legal representative, as the case may be, to the foregoing effect and, to the effect that no sale of such shares of Common Stock shall be made other than in compliance with the registration provisions of the Securities Act of 1933 or pursuant to an exemption therefrom; provided, however, if at the time such notice of exercise is given the shares issuable upon exercise of the Options are registered under the Securities Act of 1933, the Director shall, in lieu of the aforesaid representation and agreement, furnish an agreement in writing to the effect that he or she shall not offer or sell any of shares acquired as a result of such exercise unless the Company has registered such shares for resale under the Securities Act of 1933, or such Director sells such shares pursuant to an exemption from the registration requirements of such Act.
7. If at any time the Company shall determine in its discretion that the listing or qualification of the shares of Common Stock subject hereto under any securities exchange requirements or under any applicable state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Options or the issue of shares hereunder, the Options may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
8. This Option may be adjusted or required to be surrendered pursuant to the provisions of Section 7 of the Plan.
9. Upon an exercise of this Option, the Company may be required to withhold federal and local tax with respect to the realization of compensation by the Director as a result of exercise of this Option. The Company is hereby authorized to satisfy any such withholding requirement out of (i) any cash or Common Stock distributable upon such exercise and (ii) any other cash compensation then or thereafter payable to the Director. To the extent that the Company in its sole discretion determines that such sources are or may be insufficient to fully satisfy such withholding requirement, the Director, as a condition to the exercise of this Option, shall deliver to the Company cash or Common Stock in an amount determined by the Company to be sufficient to satisfy any withholding requirement.
10. Any notice to be given to the Company under this Agreement shall be addressed to the Corporate Secretary of the Company at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, and any notice to be given to the Director under this Agreement shall be addressed to the Director at the address on file with the Company; provided, however, that either party may substitute a different address by notice in writing to the other. Except as otherwise provided in this Agreement, any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.
11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, but neither this Agreement nor any rights hereunder shall be assignable by the Director except as specifically provided for herein.
12. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas.

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